EXHIBIT 5.1

[LETTERHEAD OF PROSKAUER ROSE LLP]

January 20, 2004

LivePerson, Inc.
462 Seventh Avenue, 21st Floor
New York, New York 10018

Ladies and Gentlemen:

We are acting as counsel to LivePerson, Inc., a Delaware corporation (the “Company”), in connection with the registration on Form S-3 (the “Registration Statement”), filed under the Securities Act of 1933, as amended, with respect to the re-sale by the selling stockholder named in the Registration Statement of 500,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”). The Shares will be issued to the selling stockholder named in the Registration Statement pursuant to the terms of an asset purchase agreement between the Company and such selling stockholder.

In connection with the rendering of this opinion, we have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant. We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, it is our opinion that, as of the date hereof, the Shares are duly authorized and, when issued in accordance with the terms of the asset purchase agreement and re-sold pursuant to and as described in the Registration Statement, will be duly authorized, legally issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ PROSKAUER ROSE LLP

PROSKAUER ROSE LLP